                                                                      Exhibit 99

                         Form 3 Joint Filer Information

Name: Acorn Factor, Inc.

Address: 200 RT 17
         Mahwah, New Jersey 07430

Designated Filer:  John A. Moore

Issuer & Ticker Symbol:  Comverge (COMV)

Date of Event Requiring Statement: 4/12/2007